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                          EXHIBIT INDEX

Exhibit No.                                                   Description   Page
-----------                                                   -----------   ----

   a       Investment in partnerships by prospect  Filed herewith
           (Old Program)

   c-1     Production and net revenue (Old         Filed herewith
           Program) for the quarter ended
           December 31, 1996

   c-2     Production and net revenue (Old         Filed herewith
           Program) for the year ended
           December 31, 1996

   h-1     Balance Sheet at December 31, 1996      Filed herewith
           (Unaudited, Subject to Adjustment)

   h-2     Statement of Income and Retained        Filed herewith
           Deficit for the Periods Ended
           December 31, 1996 (Unaudited,
           Subject to Adjustment)

   h-3     Statement of Cash Flows for the Periods Filed herewith
           Ended December 31, 1996 (Unaudited,
           Subject to Adjustment)

   h-4     Computation of Bank Interest for the    Filed herewith
           Quarter Ended December 31, 1996

   i       Fuel Purchased for NEP for the Quarter  Filed herewith
           Ended December 31, 1996

   j-1     Monthly Report of Cost and Quality      Filed herewith
           of Fuels for Electric Plants
           October 1996 (Brayton Point)

   j-2     Monthly Report of Cost and Quality      Filed herewith
           of Fuels for Electric Plants
           October 1996 (Salem Harbor)

   j-3     Monthly Report of Cost and Quality      Filed herewith
           of Fuels for Electric Plants
           November 1996 (Brayton Point)

   j-4     Monthly Report of Cost and Quality      Filed herewith
           of Fuels for Electric Plants
           November 1996 (Salem Harbor)

   j-5     Monthly Report of Cost and Quality      Filed herewith
           of Fuels for Electric Plants
           December 1996 (Brayton Point)

   j-6     Monthly Report of Cost and Quality      Filed herewith
           of Fuels for Electric Plants
           December 1996 (Salem Harbor)